Exhibit 1

                                    Delaware
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "MASON HILLS HOLDINGS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTIETH DAY OF JULY, A.D. 2005.
     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.
     AND I DO HEREBY FURTHER CERTIFY THAT THE TRANSFER TAXES HAVE BEEN PAID TO DATE.

[SEAL]                             _____________________________
                                   Harriet  Smith  Windsor,  Secretary  of State

2160417   8300                         Authentication:     4034787

050599874                                   Date:          07-20-05

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            MASON HILL HOLDINGS, INC.

                                *  *  *  *  *  *


MASON HILL HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is MASON HILL HOLDINGS, INC. The date of filing of its original Certificate of Incorporation with the Secretary of State was on September 11, 1988 under the name International Sportfest, Inc

2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by,

A-1. Increasing the authorized capital stock of this Corporation and changing the par value of the common stock from TWENTY FIVE MILLION (25,000,000) of which TWENTY MILLION (20,000,000) shares are $.002 par value common stock and FIVE MILLION (5,000,000) shares are $.001 par value preferred stock SO THAT the total authorized capital stock which the Corporation shall have authority to issue is: Five Hundred Twenty Million (520,000,000) of which stock Five Hundred Million (500,000,000) shares of the par value of $.001 each shall be common stock and of which Twenty Million (20,000,000) shares of the par value of $.001 each shall be preferred stock. Further, the board of directors of this Corporation, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

FIRST:  The  name  of  the  Corporation  is  MASON  HILL  HOLDINGS,  INC.

SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle; and the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is: To engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total authorized capital stock which the Corporation shall have authority to issue is: Five Hundred Twenty Million (520,000,000) of which stock Five Hundred Million (500,000,000) shares of the par value of $.001 each shall be common stock and of which Twenty Million (20,000,000) shares of the par value of $.001 each shall be preferred stock. Further, the board of directors of this Corporation, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

FIFTH:   The  Corporation  is  to  have  perpetual  existence.

SIXTH: The directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens without limit as to the amount, upon the property and franchises of this Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the Common Stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of this Corporation. The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by Law of the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the paragraph "THIRD" and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

NINTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

TENTH: The Corporation shall have the power to merge and consolidated with any Corporation or Corporations in such manner as may be permitted by law.

ELEVENTH: The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

4. This Restated Certificate of Incorporation was duly adopted by majority written consent of the stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

IN WITNESS WHEREOF, MASON HILL HOLDINGS, INC. has caused this Certificate to be signed by Geoff Eiten, its President, this 13th day of July, 2005.
By:  /s/  Geoff  Eiten
     -----------------
Name:  Geoff  Eiten
Title:  President